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                                   Exhibit 5.1

                               William M. Ziering
                                 Attorney At Law
                             Four Embarcadero Center
                                   Suite 3400
                          San Francisco, CA 94111-4187
                               Tel: (415) 956-0161
                               Fax: (415) 398-3249


                                                 November 16, 1999

VIA FAX

BrainTech, Inc.
930 West 1st Street
Suite 102
North Vancouver, BC
V7P 3N4

ATTN:  Grant Sutherland, Chairman

RE:  REGISTRATION STATEMENT ON FORM S-8

Dear Sirs:

I have acted as special counsel to BrainTech, Inc., a Nevada corporation (the "Company"), in connection with legal issues relating to the issue of shares on the exercise of incentive stock options granted pursuant to the Stock Option Plan of the Company dated December 17, 1997 (the "Plan"). I understand that the Company intends to file a Registration Statement pursuant to the Securities Act of 1933 in respect of stock to be issued pursuant to the Plan.

I have examined the Plan, a draft of the Registration Statement, and such other documents and records of the Company as we have deemed necessary for the purpose of this opinion. In doing so, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity of all documents submitted to us as copies to the originals.

I understand that pursuant to the Plan, the Company has entered into stock option agreements with over 20 directors, officers, employees, and consultants (the "Optionees").

Based on and subject to the foregoing, we are of the opinion that upon issuance of shares ("Shares") pursuant to the Plan, and upon receipt by the Company of the consideration required for the Shares under the stock option agreements between the Company and the Optionees, the

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Shares will constitute duly authorized, validly issued, fully paid, and non-assessable common shares in the capital of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under section 7 of the Securities Act of 1933.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any change in these sources of law or subsequent legal or factual development which might affect any matters or opinions set forth in this letter.

I am opining only as to the matters expressly stated in this letter, and no opinion should be inferred as to any other matters.


                                       Very truly yours.

                                       "William M. Ziering"


                                       William M. Ziering